As filed with the Securities and Exchange Commission on June 19, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AEI
(Exact name of registrant as specified in its charter)

Cayman Islands	98-0405613
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Clifton House
75 Fort Street
P.O. Box 190GT
George Town, Grand Cayman
Cayman Islands
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

AEI 2007 Incentive Plan
(Full title of the plan)

Maureen J. Ryan
Executive Vice President, General Counsel and Chief Compliance Officer
AEI Services LLC
700 Milam, Suite 700
Houston, Texas 77002
(713) 345-5029
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
G. David Brinton
Clifford Chance US LLP
31 West 52nd Street
New York, New York 10019
(212) 878-8000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☑	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
	Amount	maximum	maximum
Title of	to be	offering price	aggregate	Amount of
securities to be registered	registered	per share	offering price	registration fee
Ordinary Shares $0.002 par value per share	10,402,594 (1)	$9.18 (2)	$95,495,813 (2)	$5,329

(1)	Pursuant to Rule 416 promulgated under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares that may be offered or issued as a result of stock splits, stock dividends or similar transactions.

(2)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h)(1) under the Securities Act based on the book value of the Company’s ordinary shares computed as of the latest practicable date prior to the filing of this Registration Statement, which is April 30, 2009.

EXPLANATORY NOTE
     The Company has prepared this Registration Statement in accordance with the requirements of Form S-8 under the Securities Act of 1933, as amended (the “Securities Act”), to register ordinary shares, par value $0.002 per share, issuable pursuant to the 2007 AEI Incentive Plan (the “Plan”).
PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants in the Plan, as specified by Rule 428(b)(1) under the Securities Act. Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
     Item 3. Incorporation of Documents By Reference.
     The following documents filed by the Company with the Commission under the Securities Exchange Act of 1934 (the “Exchange Act”) are incorporated by reference:
•	The Company’s Registration Statement on Form 20-F filed with the Commission on March 31, 2009 (which includes the description of the Company’s ordinary shares), excluding Items 5 and 18;
•	The Company’s Annual Report on Form 20-F filed with the Commission on May 22, 2009, excluding Items 5 and 18, as amended by Amendment No. 1 of Annual Report on Form 20-F/A, filed with the Commission on June 17, 2009;
•	The Company’s Form 6-K filed with the Commission on May 22, 2009; and
•	The Company’s Form 6-K filed with the Commission on June 18, 2009, which reflects retrospective application of Statement of Financial Accounting Standards No. 160, Noncontrolling Interests in Consolidated Financial Statements — an amendment of ARB No. 51.
     All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment to this Registration Statement which indicates that all of the Company’s ordinary shares offered have been sold or which deregisters all such shares then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

     Item 4. Description of Securities.
     Not applicable.
     Item 5. Interests of Named Experts and Counsel.
     Not applicable.
     Item 6. Indemnification of Directors and Officers.
     The Company’s amended and restated articles of association require it, to the maximum extent permitted by applicable law (and in the absence of (a) intentional act or omission, committed without a legal and legitimate business purpose, (b) the intentional violation of statute, rules or law, or (c) obtaining personal gain, personal profit or advantage to which such person is not entitled under applicable law), to indemnify and hold harmless any past, present or future director, officer, duly authorized agent or member of a duly constituted committee of each of its affiliated companies and joint venture companies, and any person who is or was serving at the written request of its board of directors as a director, officer, employee or agent of ours, an affiliated company or a joint venture company, including service with respect to any employee benefit plan, where in respect of any such joint venture company the person to be indemnified, regardless of title, has been duly appointed or duly authorized by a representative of its or any affiliated company, and any liquidator, attorney (including both inside and outside attorneys), manager or trustee for the time being acting in relation to its affairs but not including any trustee appointed by a court in a bankruptcy, insolvency or similar proceeding, and their respective heirs, executors, administrators, personal representatives or successors or assigns, and their spouses or domestic partners (when recognized as such under the laws of the domestic partner’s residence) when they become the subject of any claim as a result of the actions of their spouse or domestic partner who is an indemnified person, from and against all claims or liabilities, loss, damage, cost or reasonable expense, Employee Retirement Income Securities Act of 1974 excise taxes or penalties (including but not limited to liabilities under contact, tort and statute) to which that individual may become subject or which that individual may incur by reason of his or her service in any of the foregoing capacities.
     Accordingly, the Company may enter into indemnification agreements which provide for indemnification of its directors, officers and employees in a form which is consistent with the provisions of its amended and restated articles of association. The Company is also required to use its best reasonable efforts to maintain director’s and officer’s insurance for the benefit of its officers and directors, however, the Company is not required to maintain said policies if such insurance is not reasonably available or if it is determined in good faith by its then current directors that (i) the premium cost is disproportionate to the amount of coverage provided, or (ii) the protection provided by such insurance is so limited by exclusions that there is insufficient benefit to warrant the cost of maintaining such insurance.
     The Company’s amended and restated articles of association require it to advance or reimburse its directors and officers for reasonable expenses incurred in defending any civil, administrative or criminal action or proceeding for which indemnification is required.
     The foregoing is only a summary and is qualified in its entirety by reference to the full amended and restated articles of association which are filed as exhibit 1.1 to our Registration Statement on Form 20-F incorporated by reference herein.
     Item 7. Exemption from Registration Claimed.
     Not applicable.
     Item 8. Exhibits.
     The following is a list of exhibits to this Registration Statement:
5.1	Opinion of Walkers as to the legality of the securities being registered.

23.1	Consent of Walkers (included in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP

24.1	Power of Attorney (included on the signature page to this Registration Statement).

99.1	AEI 2007 Incentive Plan effective as of January 23, 2007, as amended on August 23, 2007 (incorporated by reference to the Company’s Registration Statement on Form 20-F filed with the Commission on March 27, 2009).
Item 9. Undertakings.
(a)	The undersigned Company hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
i. To include any prospectus required by section 10(a)(3) of the Securities Act;
ii. To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.
iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
Provided, however, That:
Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Company pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, AEI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in George Town, Grand Cayman, Cayman Islands, on this 19th day of June, 2009.

AEI
By:	/s/ James A. Hughes
	Name:	James A. Hughes
	Title:	Chief Executive Officer, Director

POWER OF ATTORNEY
     We, the undersigned directors of AEI, hereby, severally constitute and appoint James A. Hughes, John G. Fulton and Maureen J. Ryan, with full powers of substitution and resubstitution our true and lawful attorney, with full powers to sign for us, in our names and in the capacity indicated below, the Registration Statement on Form S-8 filed with the Securities and Exchange Commission, and any and all amendments to said Registration Statement (including post-effective amendments), and any registration under the Securities Act of 1933 of equity securities of AEI, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, his full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes he might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute, shall do or cause to be done by virtue of this Power of Attorney.
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ James A. Hughes	Chief Executive Officer and	June 19, 2009
James A. Hughes	Director

/s/ John G. Fulton	Executive Vice President, Finance and	June 19, 2009
John G. Fulton	Treasury

/s/ Ronald W. Haddock	Non-Executive Chairman of the	June 19, 2009
Ronald W. Haddock	Board of Directors

/s/ Brent de Jong	Vice Chairman of the	June 19, 2009
Brent de Jong	Board of Directors

/s/ Robert Barnes	Director	June 19, 2009
Robert Barnes

/s/ Phillipe A. Bodson	Director	June 19, 2009
Phillipe A. Bodson

Signature	Title	Date

/s/ Robert E. Wilhelm	Director	June 19, 2009
Robert E. Wilhelm

/s/ Henri Philippe Reichstul	Director	June 19, 2009
Henri Philippe Reichstul

/s/ George P. Kay	Director	June 19, 2009
George P. Kay
Authorized Representative in the United States:
AEI Services LLC

By:	/s/ James A. Hughes
	Name:	James A. Hughes
	Title:	Chief Executive Officer
Date: June 19, 2009